EXHIBIT 10.5

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                           COMMERCIAL LEASE AGREEMENT



THIS COMMERCIAL LEASE AGREEMENT ("Lease") is made and effective as of June 10, 2014, by and between HEADGATE III, LLC, a Colorado limited liability company ("Landlord") and, Strainwise, Inc., a Colorado corporation ("Tenant").

Landlord will be the owner of land and improvements commonly known and numbered as 21000 East 32nd Parkway, Aurora, CO (the "Property") see attached "Exhibit A", legal description. Landlord desires to lease to Tenant approximately 113,000 square feet (the "Leased Premises"), and Tenant desires to lease the Leased Premises from Landlord for the term, at the rental and upon the covenants, conditions and provisions herein set forth.

THEREFORE, in consideration of the mutual promises herein, contained and other good and valuable consideration, it is agreed:

     1. Term.

     Landlord hereby leases the Leased Premises to Tenant, and Tenant hereby leases the same from Landlord, for the period beginning June 10, 2014 (the Lease Commencement Date") and ending December 31, 2019 the "Initial Term"). Landlord to give Tenant possession on the first day of the Lease term. The NNN portion shall be charged beginning at the time the building plans are submitted to the city of Aurora and will be prorated for any partial month.

     2. Rental.

     Tenant shall pay to Landlord during the initial term rent ("Base Monthly Rent") in the amount as outlined below:

     June 10, 2014    to December 31, 2014   $25,000 per month*
     January 1, 2015  to December 31, 2015   $282,500.00 per month ($30.00/SF)**
     January 1, 2016  to December 31, 2016   $282,500.00 per month ($30.00/SF
     January 1, 2017  to December 31, 2017   $301,333.33 per month ($32.00/SF)
     January 1, 2018  to December 31, 2018   $320,166.67 per month ($34.00/SF)
     January 1, to19  to December 31, 2019   $329,583.33 per month ($35.00/SF)

     *Twenty Five Thousand Dollars and 00/100 ($25,000.00) shall be the monthly rent amount until the Leased Premises obtains its certificate of occupancy. Once the Leased Premises obtains its certificate of occupancy then the monthly rental rate shall be Two Hundred Eighty Two Thousand Five Hundred Dollars and 00/100 ($282,500.00) per month. If the certificate of occupancy is obtained in the middle of a month then the remainder of the month's rent shall be prorated at the Two Hundred Eighty Two Thousand Five Hundred Dollars and 00/100 ($282,500.00) rental rate. If the Leased Premises obtains its certificate of occupancy in stages, the Two Hundred Eighty Two Thousand Five Hundred Dollars and 00/100 ($282,500.00), shall apply to any area that has obtained its certificate of occupancy, and the Twenty Five Thousand Dollars and 00/100 ($25,000.00) shall apply to any area in the Leased Premises that has not obtained its certificate of occupancy.

     **Once the certificate of occupancy has been obtained for Section C of Exhibit E, then the Rent shall be half of the normal rental rate of Two Hundred Eighty Two Thousand Five Hundred Dollars and 00/100 ($282,500.00), or One Hundred Forty One Thousand Two Hundred and Fifty Dollars and 00/100 ($141,250.00) for the first two months after the certificate of occupancy has been obtained for Section C of Exhibit E. If the certificate of occupancy is obtained in the middle of the month the discounted rental rate shall be prorated for the remainder of the month. If the discounted two month rental rate ends in the middle of the month then the full rental rate shall be prorated for the remainder of that month.

     Each monthly installment of rent shall be due in advance of the first day of each calendar month during the lease term to Landlord c/o Headgate III, LLC, 155 Madison Street, Denver, CO 80206 or at such other place designated by written notice from Landlord or Tenant. The rental payment amount for any partial calendar months included in the lease term shall be prorated on a daily basis. Tenant shall also pay to Landlord, upon mutual execution of this lease, a "Security Deposit" in the amount of Two Hundred Fifty Thousand Dollars and 00/100 ($250,000.00) Fifty Thousand Dollars ($50,000.00) is to be paid at the time the Lease is executed, Fifty Thousand Dollars and 00/100 ($50,000.00) is to be paid when the building permit is issued from the city of Aurora, Fifty Thousand Dollars and 00/100 ($50,000.00) is to be paid ninety days after the building permit is issued from the city of Aurora, One Hundred Thousand Dollars and 00/100 ($100,000.00) is to be paid once a certificate of occupancy is obtained on any portion of the Leased Premises. The monthly rental income reflects the enormous acquisition and improvement costs that Landlord paid for prior to the commencement of the Lease. In the event that any monthly rental installment is not received by Landlord on or before the third (3rd) business day of the month for which the rent is due, Tenant shall pay to Landlord a late payment charge equal to five percent (5%) of such past due amount to compensate Landlord for additional processing and administrative charges and inconvenience associated with such late payments. Any rent or other amounts to be paid by Tenant which are not paid within three (3)

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     business days after the date due shall bear interest at the rate of fifteen percent (15%) per annum from the due date until paid.

     3. Non-Sufficient Funds.

     Tenant shall be charged $200.00 for each check that is returned to Landlord for lack of sufficient funds, in addition to any late fees or penalties associated with the delay in payment.

     4. Option Addendum.

     Tenant shall have the right to purchase the Premises from Landlord pursuant to a separate Purchase Option Addendum 1 of even date herewith. All terms and conditions of such Purchase Option Addendum are separate and apart from the terms and conditions of this Lease, except for Tenant's right to terminate this Lease upon the closing of the sale of the Premises to Tenant pursuant thereto.

     5. Early Access.

     Tenant  shall  have  access  to  the   Property  to  begin  its   necessary
     improvements on the date the lease is executed, as long as such access does not interfere with current construction.

     6. Use.

     A. The Leased Premises shall be used for the lawful cultivation of medical and recreational use of marijuana, the provision of caregiver services, and recreational use as permitted by amendment 64 to the Colorado Constitution and/or required under the laws of the State of Colorado and the City and County of Denver, and for related general office and warehouse purposes including the use and operation of a dispensary. Tenant shall not use the Leased Premises for any use prohibited by the State of Colorado, or the City and County of Denver. The operation of any other business on the Leased Premises is expressly prohibited. Tenant represents and warrants the following:
          (i) that Tenant's sole purpose in cultivating or possessing marijuana is to produce plants and usable marijuana for persons authorized by the Colorado Department o f Public Health and Environment (the "Agency") to dispense marijuana products as authorized by Section 14, article XVIII of the State of Colorado ("Section 14") for personal use to address existing debilitating medical conditions and for use as per Amendment 64; (ii) that no marijuana shall be used in or near the Property in plain view of (or in a place open to ) the general public or in any way that endangers the health or well-being of any person; and (iii) that neither Tenant nor any patient will violate any state law regarding growth or distribution of marijuana in the course of Tenant's business. Tenant shall take reasonable steps to maintain the security of the Leased Premises against criminal activity associated with the presence of cannabis at the Leased Premises. In the event that Tenant's cultivation and distribution of marijuana at any time becomes impermissible under Section 14, Tenant shall so notify Landlord and shall immediately and properly dispose of all cannabis plants and products on the Premises in any manner permitted by law. Tenant shall provide to Landlord copies of all public licenses relating to Tenant's use of the Leased premises. Landlord shall have the right to terminate this Lease upon thirty (30) day written notice to Tenant, in the event that Tenant breaches any of the warranties or covenants contained in this paragraph and Tenant fails to cure the breach within the thirty (30) day period. Either Landlord or Tenant shall have the right to terminate this Lease upon thirty (30) days' written notice to the other party in the event that Tenant's use of the Leased Premises becomes illegal due to any revocation or modification of Section 14 or any other applicable State law, local law or enforcement by the Federal government and Tenant shall be released from any and all future obligations and liability under the lease.

     B. Tenant acknowledges that the Leased Premises have been modified for the cultivation of living plants. Tenant shall be solely responsible for any routine maintenance, alterations, replacements or repairs to the Leased Premises or the building in which the Leased Premises are located which may be necessary due to conditions associated with Tenant's use of the Leased Premises (including without limitation additional ventilation if necessary, treatment to control and eliminate mold, and correction of any moisture-related conditions). Specifically, Tenant at its expense shall (i) provide to Landlord annually a written report from a qualified environmental contractor regarding management of mold and water damage in the Leased Premises. Upon review of the results from the environmental contractor, the Landlord, at the Landlord's sole discretion, may require the Tenant to remediate any mold issues or concerns, at Tenant's sole expense. The Tenant hereby agrees to remediate, at the tenant's sole expense, any mold concerns or issues should they develop.

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     C.   Landlord  warrants that the mechanical,  plumbing,  electrical,  roof, walls and structure are in good working order at time of the certificate of occupancy.

     D. Tenant shall not use the Leased Premises for the purposes of storing, manufacturing or selling any explosives, flammables or other inherently dangerous substances or chemicals, or any other hazardous materials. Due to the nature of the business, and the current conflict between State and federal Government laws governing said business, in the event that the use becomes impermissible, tenant or Landlord may terminate the lease with Thirty (30) days' written notice. It is both parties intent to carry out all the terms of this document.

     E. Tenant shall provide Landlord within five (5) business days of receipt by Tenant of the following items;

          1. Any further Heating, Cooling and Ventilation upgrades that are required to mitigate odor. Any further air-purification and upgraded A/C that is required. Any new roof penetrations from commencement of lease will need to be coordinated with Landlord prior to commencement of work.
          2. Signed lien waivers from any contractors/subcontractors for work in progress.
          3. Copies of liability insurance certificates for all vendors (contractors) completing work in the Leased Premises.
          4. Copies of associated Dispensary location(s) including Grow and Dispensary Licenses.
          5. Annual mold/humidity inspections are required following receipt of a Certificate of Occupancy.
          6.   Annual compliance letter from the Marijuana Enforcement Division.

     F. If any law, regulation, ordinance, zoning or any other controlling factor changes in such a matter that growing marijuana at the Leased Premises is no longer possible during the term of the lease, then both parties shall have the right to terminate the lease upon final notice from the controlling agency.

     G. Equipment.

          1. Tenant acknowledges that the Landlord has provided the following equipment found in Exhibit B, for the Tenant's use in the cultivation of marijuana and such equipment shall be in good working order at time of transfer.
          2. Tenant acknowledges that Exhibit B will be finalized and added to the lease upon receipt of the certificate of occupancy for the Leased Premises.
          3. Tenant acknowledges that Tenant bears the exclusive responsibility for the maintenance, upkeep and replacement of all items provided in exhibit B, with the exception of the HVAC units, Landlord shall pay the replacement cost of any failed HVAC unit.
          4. Tenant acknowledges that the Landlord at his option may complete weekly inspections of the equipment, if Landlord notifies tenant of any improper use of equipment Tenant will have thirty (30) days to rectify the improper use.
          5. Tenant acknowledges that Landlord at their discretion may monitor the Leased Premises through the camera system that Landlord has installed for Tenants benefit.
          6. Tenant at the termination of the lease shall return all equipment in the same condition that it was leased to the tenant, except for normal wear and tear.

     H. Indemnification.

          1. Tenant shall indemnify and hold Landlord harmless against and from liability and claims of any kind for loss or damage to property of Tenant or any other person, for any civil, administrative or criminal action taken against Landlord arising from or out of, in any way, Tenant's use of the Leased Premises, except for those caused by Landlord's negligence or willful conduct, or for any injury to or death of any person, arising out of: (1) Tenant's use and occupancy of the Premises, or any work, activity or other things allowed or suffered by Tenant to be done in, on or about the Premises; (2) any breach or default by Tenant of any of Tenant's obligations under this Lease; or (3) any negligent or tortious act or omission of Tenant, its agents, employees, invitees or contractors. Tenant shall at Tenant's expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim and shall indemnify Landlord against all costs, attorneys' fees, expert witness fees and any other expenses incurred in such action or proceeding. As a material part of the consideration for Landlord's execution of this Lease, Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises from any cause, excluding Landlord and agents of Landlord. The provisions of this Section shall survive the expiration or sooner termination of this Lease.

          2. Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, and the like whether such damage or injury results from conditions arising upon the

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               Premises  or upon other  portions  of the  Building or from other
               sources,   unless  caused  by  Landlords  negligence  or  willful
               conduct. Landlord shall not be liable for any damages arising from any act or omission of any other tenant of the Building, unless caused by Landlord's negligence or willful conduct.

     7. Sublease and Assignment.

     Tenant may not assign or sublease any interest in the Premises, nor effect a change in the majority ownership of the Tenant (from the ownership existing at the inception of this lease), nor assign, mortgage or pledge this Lease, without the prior written consent of Landlord.

     8. Repairs.

     During the Lease term, Tenant shall make, at Tenant's expense, all necessary repairs to the Leased Premises. Repairs shall include such items as routine repairs of floors, walls, ceilings, and other parts of the Leased Premises damaged or worn through normal occupancy, subject to the obligations of the parties otherwise set forth in this Lease. Repairs for landscaping, parking lot and snow removal will be added to the NNN portion of the lease.

     9. Alterations and Improvements.

     Landlord has provided the following improvements noted in Exhibit B. Tenant shall be responsible for any additional work needed on the building with Tenant's own resources. The following items if they are altered or improved will be added to the NNN portion of the Lease, landscaping, parking lot work, and any other repairs, not hereby contemplated that Landlord deems necessary for the subject property that might come up over the course of the lease.

     If Tenant and Landlord agree to new capital projects at the Leased Premises that result in additional usable square feet then Tenant and Landlord agree to add this square footage to the overall Lease and reflect that in the rent upon commencement of the work, beginning the following month.

     Tenant may not make any improvements, alterations, additions or changes to the Premises during the Lease Term without the consent of Landlord, which consent may not be unreasonably withheld.

     If Tenant is awarded a dispensary license for the Leased Premises Landlord shall provide the following: Up to Fifty Thousand Dollars and 00/100 ($50,000.00) for Retail Space, up to Ninety Thousand Dollars and 00/100 ($90,000.00) for a Marijuana Infused Products Kitchen, up to Sixty Thousand Dollars and 00/100 ($60,000.00) for a Tour Area and Exhibit Area, up to Forty Thousand Dollars and 00/100 ($40,000.00) for development of the Office and Common Area, up to Fifty Thousand Dollars and 00/100 ($50,000.00) for Signage and Exterior Improvements, for a total of Two Hundred Thousand Dollars and 00/100 ($290,000.00) toward the development of a dispensary in the Leased Premises per the construction contract found in Exhibit F. If Tenant does not obtain a dispensary License then Landlord shall only provide Ninety Thousand Dollars and 00/100 ($90,000.00) for a Marijuana Infused Products Kitchen.

     10. Property Taxes.

     Landlord shall pay property taxes, to be reimbursed by Tenant monthly as to its pro rata share as determined by the Landlord, all general real estate taxes and installments of special assessments coming due during the Lease term on the Leased Premises. Tenant shall pay all personal property taxes with respect to Tenant's personal property, if any, on the Leased Premises.

     11. Insurance.

     A. Landlord shall maintain, at Tenant's expense to be reimbursed by Tenant monthly, fire and extended coverage insurance on the Property and Leased premises in such amounts as Landlord shall deem appropriate. If the Leased Premises or any other part of the Property is damaged by fire or other casualty resulting from any act or negligence of Tenant or any of Tenant's agents, employees or invitees, rent shall not diminished or abated while such damages are under repair, and Tenant shall be responsible for the costs of repair not covered by insurance. Tenant shall be responsible, at its expense, for fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises.

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     B.   Tenant  shall,  at its own  expense,  maintain a policy or policies of
          comprehensive   general  liability   insurance  with  respect  to  the
          activities of the Property with the premiums thereon fully paid on or before due date, issued by and binding upon some insurance company approved by Landlord, such insurance to afford minimum protection of not less than $1,000,000 combined single limit coverage of bodily injury, property damage or combination thereof. Landlord shall be listed as an additional insured on Tenant's policy or policies of comprehensive general liability insurance, and Tenant shall provide Landlord with current Certificates of Insurance evidencing Tenant's compliance with this Paragraph. Tenant shall obtain the agreement of Tenant's insurers to notify Landlord that a policy is due to expire at least ten (10) days prior to such expiration. Landlord shall not be required to maintain insurance against thefts within the Leased Premises or the Property.

     12. Utilities.

     Tenant shall pay all charges for water, sewer, gas, electricity, telephone, wastewater and other services and utilities used by Tenant on the Leased Premises during the term of this Lease unless otherwise expressly agreed in writing by Landlord. In the event that any utility or service provided to the Leased Premises is not separately metered, Landlord shall pay the amount due and separately invoice Tenant for Tenant's pro rata share of the charges as determined by Landlord plus a two (2%) percent administration fee. Tenant shall pay such amounts within fifteen (15) days of invoice. Tenant acknowledges that the Leased Premises are designed to provide standard office and warehouse use electrical facilities and standard office and warehouse lighting. Tenant shall not use any equipment or devices that utilize excessive electrical energy or which may, in Landlord's reasonable opinion, overload the wiring or interfere with electrical services to other tenants. Landlord shall charge a management fee of 3% of the total amount paid for all NNN costs.

     13. Signs.

     Tenant, at Tenant's sole expense, shall be allowed one sign on the window areas of the Leased Premises, at locations selected by Tenant, which are permitted by applicable zoning ordinances, private restrictions and receipt of Landlords approval. Landlord may refuse consent to any proposed signage that is in Landlord's opinion too large, deceptive, unattractive or otherwise inconsistent with or inappropriate to the Leased Premises or use of any other tenant. Landlord shall assist and cooperate with Tenant in obtaining any necessary permission from governmental authorities or adjoining owners and occupants for Tenant to place or construct the foregoing signs. Tenant shall repair all damage to the Leased Premises resulting from the removal of signs installed by Tenant.

     14. Entry.

     Landlord shall have the right to enter the Leased Premises upon reasonable notice, to make inspections, equipment inspections, provide necessary services, or show the unit to prospective buyers, mortgagees, tenants or workers. However, Landlord does not assume any liability for the care or supervision of the Premises. Landlord's entrance to the Leased Premises shall comply with any ordinances, statutes or regulations that control the entrance of people to a licensed OPC, MEC or MIP facility.

     15. Parking.

     During the term of this Lease, Tenant shall have the non-exclusive use in common with Landlord, other occupants of the property, their guests and invitees, of the non-reserved common automobile parking areas, driveways, and footways, subject to rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord reserves the right to designate parking areas within the Property or in reasonable proximity thereto, for Tenant and Tenant's agents and employees. Tenant shall provide Landlord with a list of all license numbers for the cars owned by Tenant, its agents and employees.

     16. Building Rules.

     Tenant will comply with the rules of the Property adopted and altered by Landlord from time to time and will cause all of its agents, employees, invitees and visitors to do so; all changes to such rules will be sent by Landlord to Tenant in writing. The initial rules for the Property are attached hereto as Exhibit C and incorporated herein for all purposes.

     17. Damage and Destruction.

     If the Leased Premises or any part thereof or any appurtenance thereto is so damaged by fire, casualty or structural defects that the same cannot be used for Tenant's purposes, and Tenant, its agents or employees are not the cause of the damage, then Tenant shall have the right within ninety (90) days following damage to elect by notice to Landlord to terminate this Lease as of the date of such damage. In the event of minor damage to any part of the Leased Premises, and if such damage does not render the Leased

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     Premises  unusable for Tenant's  purposes in Landlords sole  determination,
     Landlord shall promptly repair such damage at the cost of the Landlord. In making the repairs called for in this paragraph, Landlord shall not be liable for any delays resulting from strikes, governmental restrictions, inability to obtain necessary materials or labor or other matters which are
     beyond  the  reasonable   control  of  Landlord.   Except  as  provided  in
     subparagraph 9 above, tenant shall be relieved from paying rent and other charges during any portion of the Lease term that the Leased Premises are inoperable or unfit for occupancy, or use, in whole or in part, for Tenant's purposes. Rentals and other charges paid in advance for any such periods shall be credited on the next ensuing payments, if any, but if no further payments are to be made, any such advance payments shall be refunded to tenant. The provisions of this paragraph extend not only to the matters aforesaid, but also to any occurrence which is beyond Tenant's
     reasonable   control  and  which  renders  the  Leased  Premises,   or  any
     appurtenance thereto, inoperable or unfit for occupancy or use, in whole or in part, for Tenant's purposes.

     18. Default.

     A. If default shall at any time be made by Tenant in the payment of rent when due to Landlord as herein provided, and if said default shall continue for three (3) business days after written notice thereof shall have been given to Tenant by Landlord, or if default shall be made in any of the other covenants or conditions to be kept, observed and performed by Tenant, and such default shall continue for thirty
          (30) days after notice thereof in writing to Tenant by Landlord without correction thereof then having been commenced and thereafter diligently prosecuted by applicable governing bodies, Landlord may declare the term of this Lease ended and terminated by giving Tenant written notice of such intention, and if possession of the Leased Premises is not surrendered, Landlord may reenter said premises. Landlord shall have, in addition to the remedy above provided, any other right or remedy available to Landlord on account of any Tenant default, either in law or equity. As additional collateral, in the event of default by Tenant, Tenant agrees to convey to Landlord all leases and licenses used by Tenant in the operation of all business run on Premises. Landlord shall use reasonable efforts to mitigate its damages. In any action arising from this Lease, the prevailing party shall be entitled to recover its reasonable attorney fees and other costs of suit including appeals.

     B.   Landlord shall have the right to terminate the Lease if:

          1. Tenant, or any other owner, partner, or party holding an ownership interest in Tenant has their/its business operating license, permit or authorization to engage in the Use (defined in Paragraph 6) revoked or not renewed, for any reason;
          2. If Tenant is unable to obtain licenses for the Leased Premises within three months from the certificate of occupancy;
          3. Tenant's patients, customers, employees or invitees ingest any of its product(s), in any form, in any manner, in, on or about the Leased Premises or the Property;
          4.   Tenant fails to take pro-active  measures to dissuade people from loitering in, on or about the Leased Premises or the Property;
          5.   In the  event  the  Leased  Premises  is the  target  for two (2)
               burglary attempts in any twelve (12) month period, Tenant shall within thirty (30) calendar days of the 2nd burglary, hire a night watchman and/or take other appropriate measures to reduce the risk of burglary. In the event Tenant fails to take such measures as described above, or Tenant has taken such measures and the Leased Premises are the target of more than two (2) burglary attempts in any succeeding twelve (12) month period, Landlord shall have the right to terminate the Lease;
          6. Tenant hereby acknowledges the special and sensitive nature of the Use contemplated herein (defined in Paragraph 4) and the potential for detrimental consequences to the other on the Property. In the event any more than one detrimental consequence in the Building has occurred, Landlord, shall notify Tenant in writing of such detrimental consequences and if Tenant has not implemented reasonable actions to fully address the situation within forty-five (45) calendar days of such notice, Landlord shall have the right to terminate the Lease;
          7. Landlord is unable to properly insure the Building due to the Use of the Leased Premises (defined in Paragraph 4) at a rate or premium acceptable to Landlord in Landlord's sole and absolute discretion and Tenant is not able to find equivalent insurance coverage through another insurance carrier that is similarly rated to Landlord's insurance company at a rate or premium acceptable to Landlord; or Tenant is not willing to pay to Landlord as Additional Rent the additional insurance premium over and above the rate or premium that is acceptable to Landlord. In such event, Tenant shall be relieved any further liability under the Lease.

     19. Quiet Possession.

     Landlord covenants and warrants that upon performance by Tenant of its obligations hereunder, Landlord will keep and maintain Tenant in exclusive, quiet, peaceable and undisturbed and uninterrupted possession including nuisance related to odor of the Leased Premises during the term of this Lease. Tenant shall agree to the same terms of Quiet Possession.

     20. Condemnation.

     If any legally, constituted authority condemns the Property or such part thereof which shall make the Leased Premises unsuitable for leasing, this Lease shall cease when the public authority takes possession, and Landlord and Tenant shall account for rental as of that date. Such termination shall be without prejudice to the rights of either party to recover compensation from the condemning authority for any loss or damage caused by the condemnation. Neither party shall have any rights in or to any award made to the other by the condemning authority.

     21. Subordination.

     Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Leased Premises, or upon the property and to any renewals, refinancing and extensions thereof. Tenant agrees upon demand to execute such further instruments confirming such subordination of this Lease or attorning to the holder of any such liens as Landlord may request. In the event that Tenant should fail to execute any instrument of subordination herein required to be executed by Tenant promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

     22. Security Deposit.

     The Security Deposit shall be Two Hundred Fifty Thousand Dollars and 00/100 ($250,000.00), Fifty Thousand Dollars ($50,000.00) is to be paid at the time the Lease is executed, Fifty Thousand Dollars and 00/100 ($50,000.00) when the building permit is issued from the city of Aurora, Fifty Thousand Dollars and 00/100 ($50,000.00) ninety days after the building permit is issued from the city of Aurora, One Hundred Thousand Dollars and 00/100 ($100,000.00) to be paid once a certificate of occupancy is obtained on any portion of the Leased Premises. The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. Unless otherwise provided by mandatory non-waivable law or regulation, Landlord may commingle the Security Deposit with Landlord's other funds. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant within sixty (60) days from the expiration of the Lease Term. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposits.

     23. Holding Over.

     If Tenant holds over or occupies the Premises beyond the Lease Term (it being agreed there shall be no such holding over or occupancy without Landlord's prior written consent), Tenant shall pay Landlord for each day of such holding over a sum equal to two (2) times the Base Monthly Rent of the last year of the Lease prorated for the number of days of such holding over, plus a prorate portion of all other amounts which Tenant would have been required to pay hereunder had this Lease been in effect. If Tenant holds over with or without Landlord's written consent Tenant shall occupy the Leased Premises on a tenancy from month to month and otherwise all other terms and provisions of this Lease shall be applicable to such period.

     24. Notices.

     Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent by United States certified mail, return receipt requested, addressed to Landlord at:

      Headgate II, LLC                   Strainwise, Inc. a Colorado corporation
      155 Madison Street                 1350 Independence Street suite #300
      Denver, CO  80206                  Lakewood, CO 80215

     And addressed to Tenant at the address located above. Landlord and Tenant shall each have the right from time to time to change the place notice is to be given under this paragraph by written notice thereof to the other party.

     25. Option to Renew Lease.

     Tenant shall have the option at the end of the original Lease term to renew the lease for an additional five years at a lease rate mutually agreed upon by the Tenant and Landlord, if Tenant and Landlord are unable to agree on a lease rate then the lease rate shall be equal to Forty Dollars and 00/100 ($40.00) per square foot per year.

     26. Brokers.

     Tenant represents that Tenant has not otherwise engaged in any activity which could form the basis for a claim of real estate commission, brokerage fee, finder's fee or other similar charge, in connection with this Lease. Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any real estate broker or agent in connection with this Lease or its negotiation by reason of any alleged act of Tenant.

     27. Waiver.

     No waiver of any default of Landlord or Tenant hereunder shall be implied from any omission to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

     28. Memorandum of Lease.

     Neither this Lease nor any memorandum or short form of this Lease shall be recorded by either party; this includes but is not limited to the Option to Purchase and any other documents associated with the lease or Option to Purchase prior to the sale of the property.

     29. Headings.

     The headings used in this Lease are for convenience of the parties only and shall not be considered in interpreting the meaning of any provision of this lease.

     30. Successors.

     The provisions of this Lease shall extend to and be binding upon Landlord and Tenant and their respective legal representatives, successors and assigns.

     31. Consent.

     Except as otherwise set forth herein, Landlord shall not unreasonably withhold or delay its consent with respect to any matter for which Landlord's consent is required or desirable under this Lease.

     32. Right of First Refusal

     If Landlord receives a written off to purchase the Leased Premises from a third party, Tenant shall have the right of first refusal to purchase the Leased Premises. Upon written notice of the offer from the third party by Landlord, Tenant shall have one week to notify Landlord of intent to match the third party's offer.

     33. Final Agreement.

     This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

     34. Governing Law.

     This Agreement shall be governed, construed and interpreted by, through and under the Laws of the State of Colorado.

     35. Severability.

     If any portion of this Lease shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Lease is invalid or unenforceable, but that by limiting such provision, it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

36. Conflict. In the event of any conflict between the terms contained in this Lease and the terms of any Exhibit attached hereto, the terms of this Lease shall control.

37. Landlord Not a Partner. Nothing herein contained shall be deemed, held or construed as creating Landlord as a partner, agent, associate of, or in a joint venture with Tenant in the conduct of the business, nor as rendering Landlord liable for any debts, liabilities or obligations incurred by Tenant in the conduct of said business, it being expressly understood and agreed that the relationship between the parties hereto is and shall at all times remain that of Landlord and Tenant.


IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

LANDLORD:                                 TENANT:

HEADGATE II, LLC                          Strainwise, Inc.
a Colorado limited liability company      a Colorado corporation


By: Singletree Financial Partners, LLC    By:  Shawn Phillips and Erin Phillips,
a Colorado limited liability company
Managing Member of HEADGATE II, LLC

By:/s/ William A. Shopneck                By:/s/ Erin Phillips
   ---------------------------------         ---------------------------------
   William Andrew Shopneck                   President Strainwise, Inc.
   Managing Member of
   Singletree Financial Partners, LLC


By:/s/ Christopher C. Shopneck            By:/s/ Shawn Phillips
   ---------------------------------         ---------------------------------
   Christopher Clark Shopneck                Chief Executive Officer Strainwise,
   Managing Member of                        Inc.
   Singletree Financial Partners, LLC

                                    EXHIBIT A
                               "Legal Description"

Lot 1, Block 1, Aurora Business Center Subdivision Filing No. 11, County of Adams, State of Colorado.

                                    EXHIBIT B
                                "Inventory List"

(will insert inventory list at time of C/O)

                                    EXHIBIT C
                        "Property Rules and Regulations"

The following rules and regulations shall apply to the Property and the Leased Premises associated therewith, and the appurtenances thereto:

1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Property.

2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Property without the prior written consent of Landlord.

4. Landlord shall provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its Leased Premises without Landlord's prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant's leased premises, at such tenant's cost, and no tenant shall make a duplicate thereof.

5. No birds or animals shall be brought into or kept in, on or about any tenant's leased premises except for seeing-eye dogs to assist with a handicap individual. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

6. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Property or otherwise interfere in any way with other tenants or persons having business with them.

7. No heavy machinery of any kind shall be operated by any tenant on its leased area without Landlord's prior written consent, nor shall any tenant use or keep in the Property any flammable or explosive fluid or substance.

8. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

9. All vehicles are to be currently licensed, parked for business purposes having to do with Tenant's business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a "billboard" vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant's agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.

                                    Exhibit D
                              "Guarantee of Lease"

Landlord: Headgate, LLC, a Colorado limited liability company

Tenant: Strainwise, Inc., a Colorado incorporated company

Lease: that certain Lease Agreement between Landlord and Tenant Dated June 10, 2014.

Guarantor(s): Erin Phillips, Shawn Phillips

Date: June 10, 2014

Tenant wishes to enter into the Lease with Landlord. Landlord is unwilling to enter into the Lease unless Guarantor assures Landlord of the full performance of Tenant's obligations under the Lease. Guarantor is willing to do so.

Accordingly, in order to induce the Landlord to enter into the Lease, and for good and valuable consideration, the receipt and adequacy of which are acknowledged by Guarantor:

1. Guarantor unconditionally guarantees to Landlord, and the successors and assigns of Landlord, Tenant's full and punctual performance of its obligations under the Lease, including without limitation the payment of rent and other charges due under the Lease. Guarantor waives notice of any breach or default by Tenant under the Lease. If Tenant defaults in the performance of any of its obligations under the Lease, Upon Landlord's demand, Guarantor will perform Tenant's obligations under the Lease.

2. Any act of Landlord, or the successors or assigns of Landlord, consisting of a waiver of any of the terms or conditions of the Lease, or the giving of any consent to any matter related to or thing relating the Lease, or the granting of any indulgences or extensions of time to Tenant, may be done without notice to Guarantor and without affecting the obligations of Guarantor under this Guaranty.

3. The obligations for Guarantor under this Guaranty will not be affected by Landlord's receipt, application, or release of security given or the performance of Tenant's obligations under the Lease, nor by any modification of the Lease, including without limitation the alteration, enlargement, or change of the Premises described in the Lease, except that in case of any such modification, the liability of the Guarantor will be deemed modified in accordance with the terms of any such modification.

4.   The liability of Guarantor under this Guaranty will not be affected by:

     a. The release or discharge of Tenant from its obligations under the Lease any creditors', receivership, bankruptcy, or other proceedings, or the commencement or pendency of any such proceedings;

     b. The impairment, limitation, or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant's liability under the Lease, resulting from the operation of any present or future bankruptcy code or other statute, or from the decision in any court;

     c.   The rejection or disaffirmance of the Lease in any such proceedings;

     d. The assignment or transfer of the Lease or sublease of all or part of the Premises described in the Lease by Tenant unless Landlord consents to release guarantor from this Guaranty of Lease in writing in connection therewith;

     e.   And disability or other defense of Tenant; or

     f. The cessation from any cause whatsoever of the liability of Tenant under the Lease other as provided in the Lease, particularly in Paragraphs 6A and 6C of the Lease.

5.   Until all of  Tenant's  obligations  under  the Lease are fully  performed,
     Guarantor:

     a. Waives any right of subrogation against Tenant by reason of any payments or acts of performance by Guarantor, in compliance with the obligations of Guarantor under this Guaranty;

     b. Waives any other right that Guarantor may have against Tenant by reason of any one or more payments or acts in compliance with the obligations of Guarantor under this Guaranty; and

     c. Subordinates any liability or indebtedness of Tenant held by Guarantor to the obligations of Tenant to Landlord under the Lease.

6. This Guaranty will apply to the Lease, any extension or renewal of the Lease, and any holdover term following the term of the Lease, or any such extension or renewal.

7. This Guaranty may not be changed, modified, discharged, or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Landlord.

8. Guarantor is primarily obligated under the Lease. Landlord may, at its option, proceed against Guarantor without proceeding against Tenant or anyone else obligated under the Lease or against any security for any of Tenant's or Guarantor's obligations.

9. Guarantor will pay on demand the reasonable attorneys' fees and costs uncured by Landlord, or its successors and assigns, in connection with the enforcement of this Guaranty.

10. Guarantor irrevocably appoints Tenant as its agent for service of process related to this Guaranty.

11.  The guarantee of the lease is joint and several to each Guarantor.

Guarantor has executed this Guaranty as of the date stated above.

GUARANTOR(s):


/s/ Erin Phillips, individually
-------------------------------

/s/ Shawn Phillips, individually
-------------------------------

                                    Exhibit E
                           "Building Plans and Layout"

(Will add after plans are completed. Section A is the Dispensary, Section B is the MIP facility. Section C is the grow facility.)

                                    Exhibit F

            "Construction Contract for the Dispensary and Additional
                  Tenant Improvements at the Leased Premises"

                           PURCHASE OPTION ADDENDUM 1

     This Purchase Option Addendum ("Option Addendum") is made and entered into effective June 10, 2014 by and between Headgate III, LLC, a Colorado limited liability company (the "Seller") and Strainwise, Inc., a Colorado corporation (the "Buyer").

     WHEREAS, Seller and Buyer are parties to a Commercial Lease Agreement dated June 10, 2014, whereby Seller, as Landlord, agreed to lease certain real property commonly known as 21000 East 32nd Parkway, Denver, Colorado (hereinafter called the "Premises") to Buyer, as Tenant (the "Lease Agreement"). WHEREAS, Buyer desires to acquire a revocable option to purchase the Premises from Seller and Seller has agreed to grant such revocable option to purchase the Premises to Buyer (the "Option").

     NOW, THEREFORE, for and in consideration of the covenants and obligations contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller hereby grants to Buyer an exclusive revocable option to purchase the Premises, subject to the terms and conditions set forth herein as follows.

1. OPTION  PERIODS.  The first Option Period granted herein shall commence sixty
(60) days and end fifteen (15) days prior to the end of the third year of the Lease. If the Option is not exercised within the required time frame of the third year of the Lease, Tenant shall have the opportunity to exercise the second Option Period beginning sixty (60) days and ending fifteen days before the end of the fourth year of the Lease. If the Option is not executed within the required time frame of fourth year of the Lease, Tenant will have the opportunity to exercise the third Option Period beginning sixty (60) days and ending fifteen (15) days before the end of fifth year of the Lease. Buyer may exercise the Option only during Option Periods as set forth herein, and only during the dates set forth above, provided however, that Buyer is not then in default under the Lease Agreement.

2. OPTION CONSIDERATION. As consideration for Seller granting Buyer the Option, Buyer has paid Seller the non-refundable (except as set forth in paragraph 3 below) sum of Ten and No/100ths Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged by Seller.

3. NOTICE TO EXERCISE OPTION. To validly exercise the Option, Buyer shall deliver to Seller a signed copy of the Contract to Buy and Sell Real Estate (Commercial), in the form attached hereto as Exhibit A (the "Purchase Agreement") during the required time frame. The Purchase Agreement shall set forth a proposed closing date, which shall be no later than sixty (60) days after the date of the Purchase Contract, and shall set forth the terms and conditions of closing and shall otherwise govern the purchase and sale of the real property. Buyer agrees that closing costs in their entirety, including any points, fees, and other charges required by the third-party lender, shall be the sole responsibility of Buyer. The only expense related to closing costs apportioned to Seller shall be the pro-rated share of the ad valorem taxes due at the time of closing, for which Seller is solely responsible. The Option shall only be exercised by strict compliance with the terms of this Option Addendum. The doctrine of "substantial performance" shall not apply, in any manner, to the exercise of the Option.

4. PURCHASE PRICE. If Lessee desires to submit an offer during the option period, said offer shall be accompanied by an appraisal from an appraiser with the highest commercial accreditation and with experience in appraising grow facilities. If said offer is not acceptable to seller, then seller shall have the right to procure another appraisal from an appraiser with the highest commercial accreditation and with experience in appraising grow facilities within a reasonable time from the offer, at seller's cost. If both appraisals are within 5% of each other, then the purchase price shall be split evenly between the two amounts. If the appraisals are more than 5% apart, then both parties shall agree on a third appraiser to produce a third appraisal. Lessee shall pay the cost of the third appraisal. The average of the higher two appraisals shall be the purchase price. All appraisals shall be done under commonly recognized appraisal standards including reaching value by a combination of income, replacement and comparable sales approach. Purchaser, besides paying the purchase price shall pay all closing costs, including transfer taxes, title, and any additional closing costs except for real property tax proration.

5. EXCLUSIVITY OF OPTION. This Option Addendum and the Option are exclusive and non-assignable and exist solely for the benefit of the Buyer. Should Buyer attempt to assign, convey, delegate, or transfer the Option without Seller's express written consent, the Option shall be deemed null and void. Notwithstanding the foregoing, this Option Addendum and the Option shall be binding on, and shall inure to the benefit of each parties' respective heirs.

6. LEASE CONTINGENCY. This Option Addendum and Buyer's right to exercise the Option hereunder, are expressly conditioned upon Buyer's continued compliance with the terms and conditions of the Lease Agreement. Any breach of the Lease Agreement by Buyer, as tenant, shall automatically and immediately void and terminate the Option.

7. FAILURE TO EXERCISE. In the event the Option, prior to a valid exercise thereof by Buyer, is revoked, terminated or declared void pursuant to the terms and conditions of this Option Addendum, or in the event Buyer validly exercises such Option but fails to close on the Premises, Buyer shall not have any claim to all or any portion of the Option Consideration set forth above. Furthermore, Buyer expressly acknowledges and agrees that all monthly rent payments under and pursuant to the Lease Agreement do not constitute and shall not be construed as an option fee and shall not, in any event, be refundable to Buyer.

8. FINANCING AVAILABILITY. SELLER MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE AVAILABILITY OF FINANCING REGARDING THE OPTION. BUYER IS SOLELY RESPONSIBLE FOR OBTAINING PROPER FINANCING IN ORDER TO EXERCISE THE OPTION.

9. WAIVER OF WARRANTY. Buyer is acquiring and accepting the Premises on an "AS IS" "WHERE IS" physical basis, "WITH ALL FAULTS," without representation or warranty, express or implied, with regard to physical condition, including without limitation, any latent or patent defects, conditions of soils or groundwater, existence or nonexistence of hazardous materials, quality of

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

construction, workmanship, merchantability or fitness for any particular purpose as to the physical measurements or useable space thereof.

10. RECORDING OF AGREEMENT. Buyer shall not record this Option in the public records of any public or county office without the express written consent of Seller.

11. GOVERNING LAW AND VENUE. This Option Addendum shall be governed, construed and interpreted by, through and under the laws of the State of Colorado. The parties further agree that the venue for any and all disputes related to this Option to Purchase shall be the City and County of Denver, despite the fact that the Premises is not located therein.

12. ENTIRE AGREEMENT; MODIFICATION. Despite Buyer's prior occupancy of the Premises pursuant to the Lease Agreement, this Option Addendum, together with the Purchase Agreement attached hereto, set forth the entire agreement and understanding between the parties relating to Buyer's option to purchase the subject real property. To the extent otherwise applicable, the doctrine of equitable conversion shall not apply with respect to Buyer's occupancy of the Premises pursuant to the Lease Agreement, or the revocable Option granted hereunder. No modification of or amendment to this Option Addendum, nor any waiver of any rights under this Option Addendum, will be effective unless in writing, signed by both parties hereto.

SELLER:                                   BUYER:

HEADGATE II, LLC                          Strainwise, Inc.
a Colorado limited liability company      a Colorado corporation

By: Singletree Financial Partners, LLC    By: Shawn Phillips and Erin  Phillips,
    a Colorado limited liability company
    Managing Member of
    HEADGATE II, LLC


By:/s/ William Andrew Shopneck            By:/s/ Erin Phillips
   -----------------------------             -----------------------------
   William Andrew Shopneck                   President Strainwise, Inc.
   Managing Member of Singletree
   Financial Partners, LLC


By:/s/ Christopher Clark Shopneck         By:/s/ Shawn Phillips
   -----------------------------             -----------------------------
   Christopher Clark Shopneck                Chief Executive Officer Strainwise,
   Managing Member of Singletree             Inc.
   Financial Partners, LLC



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